Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Emdeon Inc. Employee Stock Purchase Plan of our report dated March 18, 2010 with respect to the consolidated financial statements and schedule of Emdeon Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2009, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Nashville, Tennessee
June 24, 2010